                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                 ------------

                     JOHN HANCOCK FINANCIAL SERVICES, INC.
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                   (State of incorporation or organization)


                                  04-3483032
                     (I.R.S. Employer Identification No.)

                              JOHN HANCOCK PLACE
                          BOSTON, MASSACHUSETTS 02117
         (Address of principal executive offices, including zip code)

                                (617) 572-0600
                    (Telephone number, including area code)

                                 ------------


Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class               Name of each exchange on which each
           to be so registered                     class is to be registered
           -------------------                     -------------------------

      Common Stock, $.01 par value             New York Stock Exchange, Inc.

      Series A Junior Preferred Stock
        purchase rights                        New York Stock Exchange, Inc.
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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

     Securities Act registration statement file number to which this form relates: 333-87271.

     Securities to be registered pursuant to Section 12(g) of the Act:  None.

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The classes of securities to be registered hereby consists of the Common Stock, $.01 par value (the "Common Stock") and the Series A Junior Preferred Stock purchase rights (the "Rights") of John Hancock Financial Services, Inc.

     For a description of the Common Stock and the Rights, reference is made to the information set forth under the heading "Description of Capital Stock and Change-of-Control Related Provisions of Our Plan of Reorganization, Restated Certificate of Incorporation and By-Laws, Insurance Holding Company Laws, and Our Stockholder Rights Plan" in the preliminary prospectus constituting a part of the Registration Statement on Form S-1 of John Hancock Financial Services, Inc., filed with the Securities and Exchange Commission on September 17, 1999 (Registration No. 333-87271), as amended (the "Registration Statement"), which description is incorporated herein by reference.

ITEM 2.   EXHIBITS

1.   Registration Statement is incorporated herein by reference.

2. Plan of Reorganization (incorporated herein by reference to Exhibit 2.1 to the Registration Statement).

3. Restated Certificate of Incorporation of John Hancock Financial Services, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

4. By-laws of John Hancock Financial Services, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

5. Form of certificate for the common stock, par value $0.01 per share, of John Hancock Financial Services, Inc. (incorporated herein by reference to
     Exhibit 4.1 to the Registration Statement).

6.   Form of Stockholder Rights Agreement (incorporated herein by reference to
     Exhibit 10.10 to the Registration Statement).

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           JOHN HANCOCK FINANCIAL SERVICES, INC.


                                           By: /s/ Thomas E. Moloney
                                               ---------------------------------
                                               Name:  Thomas E. Moloney
                                               Title: Chief Financial Officer



Dated: January 7, 2000


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                               INDEX TO EXHIBITS

Exhibit
Number    Description of Exhibit
------    ----------------------
1.        Registration Statement is incorporated herein by reference.

2. Plan of Reorganization (incorporated herein by reference to Exhibit 2.1 to the Registration Statement).

3.        Restated Certificate of Incorporation of John Hancock Financial
          Services, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

4. By-laws of John Hancock Financial Services, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

5. Form of certificate for the common stock, par value $0.01 per share, of John Hancock Financial Services, Inc. (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).

6. Form of Stockholder Rights Agreement (incorporated herein by reference to Exhibit 10.10 to the Registration Statement).

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